Council Bluffs, Iowa ----- January 30, 2012---- On January 30, 2012, Southwest Iowa Renewable Energy, LLC (“SIRE”) announced its unaudited financial results for the first fiscal quarter of fiscal year 2012 ended December 31, 2011.  SIRE reported a net income of $8,995,321, or $684.63 per unit, compared to a net loss of $396,318, or $30.61 per unit, for the same period in 2011.   The cash flow provided by (used in) operations for the first fiscal quarter of 2012 was $7,141,342, compared to ($4,474,497) for the same period in 2011.

Adjusted EBITDA, which is defined as earnings before interest, income taxes, and depreciation and/or amortization, or EBITDA, as adjusted for unrealized hedging losses (gains), was $9,920,644 for the first quarter in fiscal 2012 and $3,701,123 for the same period in fiscal 2011.  At December 31, 2011, SIRE had $7,353,932 million in cash and equivalents and $18,750,000 available under committed loan agreements (subject to satisfaction of specified lending conditions and covenants), as well as an additional $6,250,000 available under uncommitted loan agreements.  For reconciliations of Adjusted EBITDA to net income attributable to SIRE, see “Adjusted EBITDA” below.

Brian Cahill, SIRE’s General Manager and CEO, stated, “Our first quarter in fiscal year 2012, with approximately $9 million in net income, reflects favorable margins resulting from the relative prices of our primary inputs and products during the quarter.  Our positive net income for the quarter also reflects the results of significant strides in process improvement, liquidity and debt reduction made during the previous fiscal year.  The continuing net debt reduction of approximately $10.5 million during the first quarter of fiscal 2012 will help position us for continuing improvements in liquidity in fiscal 2012.”

The Volumetric Ethanol Excise Tax Credit (“VEETC”), which provided fuel blenders with a tax credit to blend ethanol with gasoline, expired on December 31, 2011.  The loss of VEETC, the volatility of prices of our inputs, coupled with the current competitive dynamics of the fuels market, are expected to result in less favorable margins in the next three quarters of the year, primarily due to the price of ethanol.

About Southwest Iowa Renewable Energy, LLC:

SIRE is an Iowa limited liability company, located in Council Bluffs, Iowa, formed in March, 2005 to construct and operate a 110 million gallon name plate capacity ethanol plant.  SIRE began producing ethanol in February, 2009 and sells its ethanol, modified wet distillers grains with solubles, corn syrup, and corn oil in the continental United States.   SIRE also sells its dried distillers grains with solubles in the continental United States, Mexico and the Pacific Rim.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are made in good faith by SIRE  and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language.  In connection with these safe-harbor provisions, SIRE has identified in its Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in the Company's subsequent filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of SIRE’s business and the effects of general economic conditions on SIRE.  SIRE may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements in this press release expressly qualify all of SIRE’s forward-looking statements.   The

 forward-looking statements contained in this press release are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  SIRE further cautions that such factors are not exhaustive or exclusive.  SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws

Summary Balance Sheets

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
Balance Sheets
ASSETS	December 31, 2011	September 30, 2011
	(Unaudited)
Current Assets
Cash and cash equivalents	$7,353,932	$11,006,590
Restricted cash	301,741	301,361
Accounts receivable	318,728	224,176
Accounts receivable, related party	16,460,473	17,642,245
Due from broker	1,626,070	3,428,450
Inventory	12,447,055	11,198,147
Derivative financial instruments, related party	7,282	0
Prepaid expenses and other	1,504,243	1,107,354
Total current assets	40,019,524	44,908,323

Property, Plant, and Equipment
Land	2,064,090	2,064,090
Plant, Building and Equipment	203,965,704	203,749,761
Office and Other Equipment	742,360	742,360
Total Cost	206,772,154	206,556,211
Accumulated Depreciation	(45,147,143)	(42,293,441)
Net property and equipment	161,625,011	164,262,770

Other Assets
Financing costs, net of amortization of $2,446,577 and $2,341,400	1,672,472	1,538,733
Total other assets	1,672,472	1,538,733
Total Assets	$203,317,007	$210,709,826

LIABILITIES AND MEMBERS’ EQUITY	December 31, 2011	September 30, 2011
	(Unaudited)
Current Liabilities
Accounts payable	$1,578,703	$2,090,561
Accounts payable, related parties	4,053,367	5,239,128
Derivative financial instruments, related party	0	2,097,075
Derivative financial instruments	576,688	2,875,075
Accrued expenses	2,285,432	2,615,092
Accrued expenses, related parties	4,432,606	3,831,583
Current maturities of notes payable	12,897,698	21,236,780
Total current liabilities	25,824,494	39,985,294

Long Term Liabilities
Notes payable, less current maturities	119,198,464	121,400,805
Other	575,011	600,010
Total long term liabilities	119,773,475	122,000,815
Commitments and Contingencies
Members’ Equity
Members’ capital, 13,139 Units issued and outstanding	76,474,111	76,474,111
Accumulated (deficit)	(18,755,073)	(27,750,394)
Total members’ equity	57,719,038	48,723,717
Total Liabilities and Members’ Equity	$203,317,007	$210,709,826

Financial Results

Statements of Operations (Unaudited)
	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010

Revenues	$95,196,683	$62,265,743
Cost of Goods Sold
Cost of goods sold-non hedging	85,816,377	58,144,413
Realized & unrealized hedging (gains) and losses	(3,390,641)	887,819
Cost of Goods Sold	82,425,736	59,032,232

Gross Margin	12,770,947	3,233,511

General and Administrative Expenses	1,312,817	1,200,888

Operating Income	11,458,130	2,032,623

Other (Income) Expense
Interest income	(4,717)	(3,972)
Interest expense	2,474,364	2,439,563
Miscellaneous income	(6,838)	(6,650)
Total	2,462,809	2,428,941

Net Income (Loss)	$8,995,321	$(396,318)

Weighted Average Units
Outstanding—Basic & Diluted	13,139	13,139
Net income (loss) per unit–basic & diluted	$684.63	$(30.16)

Management uses Adjusted EBITDA, a non-GAAP measure, to measure the SIRE’s financial performance and to internally manage its business.   Management believes that adjusted EBITDA provides useful information to investors as a measure of comparison with peer and other companies.   Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles.  Adjusted EBITDA calculations may vary from company to company.  Accordingly, our computation of Adjusted EBITDA may not be comparable with a similarly-titled  measure of another company.

The following sets forth the reconciliation of Net Loss to Adjusted EBITDA (unaudited) for the periods indicated:

	Three Months Ended December 31, 2011	Three Months Ended December 31, 2010

	Amounts	Amounts

Net income (loss)	$ 8,995,321	$ (396,318)
Interest Expense	2,474,364	2,435,591
Depreciation	2,853,703	4,849,211
EBITDA	$ 14,323,388	$ 6,888,484

Change in Unrealized hedging (gains) losses	(4,402,744)	(3,187,361)
Adjusted EBITDA	$ 9,920,644	$ 3,701,123

Adjusted EBITDA per unit	$755.05	$281.69

Statistical Information
	Three Months Ended December 31, 2011 (Unaudited)			Three Months Ended December 31, 2010 (Unaudited)
	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price	Gallons/Tons Sold	% of Revenues	Gallons/Tons Average Price
Statistical Revenue Information
Denatured Ethanol	30,873,285	81%	$2.48	26,333,450	82.4%	$1.93
Dry Distiller’s Grains	70,376	17%	$197.64	80,360	18%	$133.17
Corn Oil	2,805	2%	$824.29	-	0%	$-

Contact:
Karen Kroymann, Controller
Southwest Iowa Renewable Energy, LLC
712.366.0392